HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30, 2005	January 31, 2005	April 30, 2004(a)

Net revenue	$21,570	$21,454	$20,113

Costs and expenses:
Cost of sales	16,429	16,537	15,182
Research and development	890	878	924
Selling, general and administrative	2,933	2,704	2,665
Amortization of purchased intangible assets	151	167	148
Restructuring charges	4	3	38
Acquisition-related charges	--	--	9
In-process research and development charge	--	--	9

Total costs and expenses	20,407	20,289	18,975

Earnings from operations	1,163	1,165	1,138

Interest and other, net	(87)	25	2
Gains (losses) on investments	3	(24)	(5)
Dispute settlement	--	(116)	(70)

Earnings before taxes	1,079	1,050	1,065

Provision for taxes	113	107	181

Net earnings	$966	$943	$884

Net earnings per share:
Basic	$0.33	$0.32	$0.29
Diluted	$0.33	$0.32	$0.29

Cash dividends declared per share	$--	$0.16	$--

Weighted-average shares used to compute
net earnings per share:

Basic	2,886	2,908	3,043
Diluted	2,917	2,936	3,081

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Six months ended April 30,
	2005	2004(a)

Net revenue	$43,024	$39,627

Costs and expenses:
Cost of sales	32,966	29,873
Research and development	1,768	1,813
Selling, general and administrative	5,637	5,243
Amortization of purchased intangible assets	318	292
Restructuring charges	7	92
Acquisition-related charges	--	24
In-process research and development charge	--	9

Total costs and expenses	40,696	37,346

Earnings from operations	2,328	2,281

Interest and other, net	(62)	13
(Losses) gains on investments	(21)	4
Dispute settlement	(116)	(70)

Earnings before taxes	2,129	2,228

Provision for taxes	220	408

Net earnings	$1,909	$1,820

Net earnings per share:
Basic	$0.66	$0.60
Diluted	$0.65	$0.59

Cash dividends declared per share	$0.16	$0.16

Weighted-average shares used to compute
net earnings per share:

Basic	2,897	3,047
Diluted	2,926	3,086

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	April 30, 2005	October 31, 2004
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$14,362	$12,663
Short-term investments	121	311
Accounts receivable, net	9,266	10,226
Financing receivables, net	2,720	2,945
Inventory	6,464	7,071
Other current assets	9,543	9,685

Total current assets	42,476	42,901

Property, plant and equipment, net	6,669	6,649

Long-term financing receivables and other assets	7,306	6,657

Goodwill and purchased intangibles, net	19,897	19,931

Total assets	$76,348	$76,138

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,583	$9,377
Notes payable and short-term borrowings	2,754	2,511
Employee compensation and benefits	1,860	2,208
Taxes on earnings	1,361	1,709
Deferred revenue	3,524	2,958
Accrued restructuring	122	193
Other accrued liabilities	10,211	9,632

Total current liabilities	28,415	28,588

Long-term debt	4,397	4,623
Other liabilities	5,363	5,363

Stockholders' equity	38,173	37,564

Total liabilities and stockholders' equity	$76,348	$76,138

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	April 30, 2005	January 31, 2005	April 30, 2004(a)
Net revenue:(a)

Imaging and Printing Group	$6,390	$6,067	$6,098
Personal Systems Group	6,369	6,873	5,991

Imaging and Personal Systems Group	12,759	12,940	12,089

Enterprise Storage and Servers	4,184	4,047	3,961
Software	277	240	225
HP Services	3,984	3,815	3,508

Technology Solutions Group	8,445	8,102	7,694

Financing	544	555	469
Corporate Investments	123	115	114

Total segments	21,871	21,712	20,366

Eliminations of intersegment
net revenue and other	(301)	(258)	(253)

Total HP Consolidated	$21,570	$21,454	$20,113

Earnings from operations:

Imaging and Printing Group	$814	$932	$952
Personal Systems Group	147	147	44

Imaging and Personal Systems Group	961	1,079	996

Enterprise Storage and Servers	184	71	119
Software	(6)	(40)	(52)
HP Services	292	281	332

Technology Solutions Group	470	312	399

Financing	58	45	35
Corporate Investments	(51)	(51)	(48)

Total segments	1,438	1,385	1,382

Corporate and unallocated costs
and eliminations	(120)	(50)	(40)
Restructuring charges	(4)	(3)	(38)
Amortization of purchased intangible assets	(151)	(167)	(148)
Acquisition-related charges	--	--	(9)
In-process research and development charges	--	--	(9)
Interest and other, net	(87)	25	2
Gains (losses) on investments	3	(24)	(5)
Dispute settlement	--	(116)	(70)

Total HP Consolidated Earnings Before Taxes	$1,079	$1,050	$1,065

(a)	HP has added an aggregation of HP’s Personal Systems Group and Imaging and Printing Group to provide a supplementary view of HP’s business. In addition, HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment’s operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Six months ended April 30,
	2005	2004(a)
Net revenue:(a)

Imaging and Printing Group	$12,457	$12,008
Personal Systems Group	13,242	12,178

Imaging and Personal Systems Group	25,699	24,186

Enterprise Storage and Servers	8,231	7,661
Software	517	428
HP Services	7,799	6,684

Technology Solutions Group	16,547	14,773

Financing	1,099	910
Corporate Investments	238	217

Total segments	43,583	40,086

Eliminations of intersegment
net revenue and other	(559)	(459)

Total HP Consolidated	$43,024	$39,627

Earnings from operations:

Imaging and Printing Group	$1,746	$1,919
Personal Systems Group	294	105

Imaging and Personal Systems Group	2,040	2,024

Enterprise Storage and Servers	255	272
Software	(46)	(101)
HP Services	573	593

Technology Solutions Group	782	764

Financing	103	64
Corporate Investments	(102)	(84)

Total segments	2,823	2,768

Corporate and unallocated costs
and eliminations	(170)	(70)
Restructuring charges	(7)	(92)
Amortization of purchased intangible assets	(318)	(292)
Acquisition-related charges	--	(24)
In-process research and development charges	--	(9)
Interest and other, net	(62)	13
(Losses) gains on investments	(21)	4
Dispute settlement	(116)	(70)

Total HP Consolidated Earnings Before Taxes	$2,129	$2,228

(a)	HP has added an aggregation of HP’s Personal Systems Group and Imaging and Printing Group to provide a supplementary view of HP’s business. In addition, HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment’s operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.